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                                                                   EXHIBIT 11(b)


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 3 to Registration Statement under the Securities Act of 1933, filed under Registration Statement No. 333-14725, of our reports dated July 3, 1996, relating to the Flagship All-American Tax Exempt Fund, Flagship Intermediate Tax Exempt Fund and Flagship Limited Term Tax Exempt Fund, included by reference in the Statement of Additional Information and to the reference to us under the caption "Independent Public Accountants and Custodians", in such Registration Statement.



DELOITTE & TOUCHE LLP

Dayton, OH
January 24, 1997